As filed with the Securities and Exchange Commission on January 11, 2011

Registration No. 333-161825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BOTETOURT BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1867438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19747 Main Street

Buchanan, Virginia 24066

(540) 591-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

H. Watts Steger, III

Chairman and Chief Executive Officer

Botetourt Bankshares, Inc.

19747 Main Street

Buchanan, Virginia 24066

(540) 591-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Hugh B. Wellons

LeClairRyan

Drawer 1200

Roanoke, Virginia 24011

(540) 510-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

PROSPECTUS

BOTETOURT BANKSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

200,000 SHARES OF COMMON STOCK

This prospectus relates to 200,000 shares of common stock of Botetourt Bankshares, Inc. (the “Company”) to be issued under our Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides you with a simple and cost effective method of investing cash dividends in additional shares of Botetourt Bankshares common stock without fees of any kind and at market price. It also provides the means to purchase additional shares of Botetourt Bankshares stock directly from us without fees of any kind and at the market price through optional monthly cash contributions, either taken directly from your bank account at Bank of Botetourt or by check sent directly to the Plan Administrator. Any shareholder, including shareholders whose shares are held in nominee name (for example, held in an account at a brokerage firm) is eligible to participate in the Plan. This Plan was adopted by the Company’s Board of Directors on April 29, 2009.

Shares of our Common Stock are neither listed on any stock exchange nor quoted on the NASDAQ Stock Market and trade infrequently. Shares of Common Stock are thinly traded and have periodically been sold in a limited number of privately negotiated transactions and brokered transactions. Shares for the Plan will generally be purchased directly from Botetourt Bankshares from our authorized but unissued shares, but may also include shares of our common stock purchased by the Plan Administrator on the open market.

Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, 1-800-368-5948, will administer the Plan. If your shares are registered in your own name, you may enroll in the Plan by completing the enclosed Authorization Card. If your shares are held in an account at a brokerage firm, you may enroll in the Plan by contacting the brokerage firm and requesting participation.

We suggest that you retain this prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is September 10, 2009

The date of Amendment No. 1 is January 10, 2011

SUMMARY OF THE PLAN

Who Can Participate

All shareholders of Botetourt Bankshares, including shareholders whose shares are held in nominee name (for example, held in an account at a brokerage firm), are eligible to participate in the Plan.

Investing in Botetourt Bankshares

The Plan provides a simple and cost effective method for increasing your ownership in Botetourt Bankshares. The Plan offers the following benefits:

•	You may reinvest the cash dividends on your Botetourt Bankshares stock to purchase additional shares with no brokerage fees or other costs to you and at the current market price;

•

You may make regular quarterly purchases (at market prices) in installments of as little as $25 per quarter ($5,000 maximum per quarter), automatically deducted from your designated deposit account (hereinafter referred to as the “Automatic Quarterly Purchases”);

•

You may make optional purchases (at market prices) of additional shares at any time for as little as $25 or as much as $5,000, taking into account any Automatic Quarterly Purchases made by you for the same month (hereinafter referred to as the “Optional Quarterly Purchases”), provided that you also are enrolled to invest at least 10% of your cash dividends under the Plan;

•	You may deposit your existing Botetourt Bankshares stock certificates for safekeeping with the Plan Administrator; and

•	You may sell all or some of your shares held in the Plan.

Dividends will be reinvested on all shares registered in your name at the time of enrollment or any portion you designate, plus all shares that may be subsequently purchased and designated by you to be included in the Plan.

Because the amount of your reinvested dividends, your Automatic Quarterly Purchases or your Optional Quarterly Purchases will seldom equal an amount that will purchase an exact number of shares, purchases for your account will normally include a fractional share. These fractional shares will earn proportional dividend income the same as full shares and will have proportional voting rights.

Separate certificates for shares purchased through the Plan will not be issued to you. The shares you acquire through the Plan will be maintained in your Plan account for safekeeping by the Plan Administrator in book entry form. This feature of the Plan protects against loss, theft or destruction of your stock certificates. You will also receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account. Any funds retained or received under the Plan will be used for general corporate purposes.

Open an Account with Bank of Botetourt

If you wish to participate in the Automatic Quarterly Purchases feature of the Plan and do not already have an account with Bank of Botetourt, you will need to open a checking or other transactional account with the Bank. Please visit one of our banking offices to open an account. Call us at (540) 591-5000 for the banking office closest to you, or for additional information concerning the various depository products and services we offer. Automatic deductions from transactional accounts held at other financial institutions will be honored upon request by the Plan participant.

How to Enroll in the Plan

To enroll in the Plan, you must complete and sign the enclosed enrollment form and return it to the Plan Administrator at the following address: Registrar and Transfer Company, Stock Purchase/DRIP Department, P.O. Box 664, Cranford, NJ 07016 (tele: (800) 368-5948 and fax: (908) 497-2320) or by e-mail at www.rtco.com. Questions concerning the Plan and requests for additional copies of this prospectus and the enrollment form should be directed to the Plan Administrator. Shareholders whose stock is registered in the name of a nominee (for example, held in an account at a brokerage firm) must contact the brokerage firm and request participation through the brokerage firm.

Participation will begin with the next dividend after the enrollment form is received, provided it is received prior to that dividend record date. We normally pay dividends on or around the 18th day of February, May, August and November of each year, and the dividend record date generally is one week before these dates.

Upon enrollment, participation continues automatically until terminated by you.

How to Reinvest Cash Dividends

We will deliver to the Plan Administrator the cash dividends on your shares of Botetourt Bankshares stock that are included in the Plan. The Plan Administrator will then promptly apply those dividends, combined with those of other participants, to the purchase of shares of our common stock.

The source of shares of our common stock to be purchased under the Plan generally will be authorized but unissued shares, but that source also may include shares of our common stock purchased directly by the Plan Administrator on the open market.

The purchase price of shares purchased by the Plan Administrator with your cash dividends on your behalf will be 100% of the stock’s market value as determined below. The purchase price of shares acquired through the Plan shall be a price recommended by a duly authorized Dividend Reinvestment Plan Committee of the Company (the “Committee”) consisting of two outside directors, an outside expert, the Chief Executive Officer, and the Chief Financial Officer (non-voting). In determining the purchase price per share, the Committee shall take into consideration book value of the Common Stock of the Company, relationship between traded price and book value, known recent trades, and any additional information the Committee deems appropriate. The price recommendation will be reviewed and acted upon by the full Board of Directors at its regularly scheduled meeting on the quarterly record date. For shares purchased on the open market, the price will be based on the actual purchase prices paid by the Plan Administrator.

All shares purchased with your cash dividends will be credited to your Plan account. Shares that accumulate in your account will earn dividends, and these cash dividends also will be reinvested automatically.

How to Make Stock Purchases

Automatic Quarterly Purchases from Your Deposit Account: The bank account you designate will be deducted directly on a quarterly basis to purchase Botetourt Bankshares stock through the Plan. To initiate direct deduction, merely complete the “Automatic Investment” portion of the enrollment form. The minimum cash investment is $25 per quarter and 10% of your dividend payment. The maximum quarterly investment amount is $5,000. Deductions from your account will be processed on the 1st (or next business day) day of February, May, August, and November. (the “Automatic Purchases Date”). The amount of the direct deduction authorized by you may only be changed in writing, signed by you and sent to the Plan Administrator. The first deduction from your bank account will occur in connection with the first Automatic Purchases Date after the completion of your enrollment in the Plan.

Optional Quarterly Purchases: If you wish to purchase additional shares, you may also do so by sending a personal check drawn on a U.S. bank (in U.S. dollars) payable to the Plan Administrator, subject to the minimum and maximum investment amounts indicated above. However, in order to qualify for an optional quarterly purchase, you must be a participant in the Plan, automatically investing at least 10% of your dividend through the Plan. Any optional quarterly purchase made by someone who is not a participant in the Plan will be treated as an enrollment to apply 10% of your dividend to the purchase of Botetourt Bankshares stock through the Plan, unless you choose a higher percentage. Accordingly, you must fill out the attached “Enrollment Form.” Of course, a participant can terminate his or her participation in the Plan at any time, as described below.

Initial and ongoing Automatic Quarterly Purchases and Optional Quarterly Purchases will be made on or around the 18th (or the next business day) day of February, May, August, and November. No interest will be paid on amounts held by the Plan Administrator pending investment.

At present, there are no fees charged for the Automatic Quarterly Purchases or the Optional Quarterly Purchases.

How to Deposit Certificates for Safekeeping

Although shares of Botetourt Bankshares stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form, you may elect to deposit your existing Botetourt Bankshares stock certificates into your Plan account as a safeguard against loss or theft or to facilitate your recordkeeping. There is no charge to deposit certificates.

The certificates to be deposited, together with the bottom part of the account statement, should be sent by registered mail to the Plan Administrator and insured for 1 1/2% of the market value of the shares. This is the approximate cost of the insurance required to replace the certificates should they be lost in the mail. Do not endorse the certificates or complete the assignment section.

Dividends on all shares represented by certificates held by the Plan Administrator for safekeeping will be reinvested.

How to Sell Shares Held in the Plan

You can sell your shares of common stock held under the Plan, held in safekeeping by the Plan Administrator, in either of two ways. First, you may request a certificate(s) for your full shares and arrange for the sale of these shares through a broker-dealer of your choice. The Plan Administrator will send you a check for any fractional shares held in your account. The price for the fractional shares may be determined by the Plan Administrator by either: a) selling shares on the open market through an unaffiliated, registered broker-dealer; or b) by using the closing price of the common stock on any listing exchange or as quoted by a registered broker-dealer on the date the request is processed.

Alternatively, you may request that the Plan Administrator sell for you some or all of your shares held by the Plan. The Plan Administrator will sell shares for you through a registered broker-dealer selected by the Plan Administrator in its sole discretion. All broker-dealers used by the Plan Administrator for these sales will be independent of, and not affiliated with, the Plan Administrator. If you request that the Plan Administrator arrange for the sale of your shares, you will be charged a $15 processing fee plus the brokerage commissions, if any, by the broker-dealer selected by the Plan Administrator. The amount of the commission will vary depending on the broker-dealer selected by the Plan Administrator. The processing fee, commission and any other costs of sale will be deducted from the cash proceeds paid to you. Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sale price of all shares sold, less your prorate share of brokerage commissions and other costs of sale. If the proceeds of the sale are insufficient to cover the transaction fee, you will not receive a check, but you will not be billed any additional amount. Participants cannot set any price limits or any other conditions on or restrictions of sale. A Medallion Signature Guarantee is required for sale requests of $10,000 or higher.

If all shares held for you in the Plan are sold, your Plan participation will be terminated.

The Plan Administrator

We have appointed Registrar and Transfer Company to administer the Plan and act as agent for the participants (the “Plan Administrator”). The Plan Administrator will purchase and hold shares of stock for Plan participants, keep records, send account statements, and perform other duties required by the Plan.

Questions about the Plan should be directed to the Plan Administrator at the following address or telephone number:

Registrar and Transfer Company
Stock Purchase/DRIP Department
P.O. Box 664
Cranford, NJ 07016
Telephone:	(800) 368-5948
Facsimile:	(908) 497-2320
Website Address:	www.rtco.com

Please include your daytime telephone number with all correspondence.

Tracking Your Investments

You will receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account. You will also receive a statement at year-end detailing all activity during that calendar year. Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

The Plan Administrator will provide Internet access to your Plan account information through its Investor Relations Internet Service (“IRIS”). The information available through this online service will include your current holdings in the Plan, dividend reinvestment details and certain additional information. The online service will also include information about your other holdings of Botetourt Bankshares stock registered in your name. You may obtain an IRIS user ID and PIN through the Plan Administrator’s website at www.rtco.com after your enrollment in the Plan has been completed.

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How to Request a Certificate

You may request a certificate for some or all of the whole shares held in the Plan. The request for issuance of a stock certificate can be made using the bottom portion of the account statement. There is a $10 fee to you to issue a certificate. If all whole shares held in the account are requested, the account will be terminated and a check for any fractional share interest will be issued to you.

How to Terminate Your Account

You may terminate your Plan account by completing and sending in the bottom portion of your account statement or by writing to the Plan Administrator. You will receive a certificate for all full shares and a check for any fractional share held in your account. No certificates will be issued for fractional shares.

You also may close your account by directing the Plan Administrator to sell all of the shares in your account. You will receive a check for the proceeds, net of applicable brokerage commissions.

Brokerage Commissions

Purchase of Shares: At present, there are no brokerage commissions or service fees charged for the purchase of shares.

Sale of Shares: Brokerage commissions charged to Plan participants will be those the Plan Administrator must pay in the ordinary course of market transactions. This expense will be deducted from the proceeds of the sale of shares. Brokerage commissions will be allocated on a pro rata basis to Plan participants who are selling shares through the Plan. Brokerage commission rates are determined by the brokerage firm and not by the Plan Administrator. The Plan Administrator will seek to ensure that competitive and normal brokerage commissions are charged, consistent with the low-cost and aggregate transaction character of the Plan.

Stock Dividends, Stock Splits and Rights Offerings

If we declare a stock dividend or split, your account will be credited with the number of shares issued based upon the number of full and fractional shares held in your Plan account as of the record date. Shares issued as a result of stock dividends or splits on shares registered in your name will be distributed in the same manner as those shares that are not participating in the Plan. Rights issued on shares held by the Plan will also be distributed to participants in the same manner as to other shareholders.

Voting of Shares Held by the Plan Administrator

You will be entitled to vote all full and fractional shares credited to your Plan account. The Plan Administrator will provide documents for your signature directing the Plan Administrator to vote those shares credited to your account in accordance with your instructions on the form. These documents may be in addition to and separate from proxies solicited from shareholders for all annual and special shareholder meetings. If no instructions are received by the Plan Administrator from you, your shares will not be voted.

Responsibility of the Plan Administrator and Botetourt Bankshares

Neither Registrar and Transfer Company as Plan Administrator, nor Botetourt Bankshares, will be liable to you for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability (i) arising out of failure to terminate your account or sell shares in the Plan or purchase shares of Botetourt Bankshares stock without receipt of proper documentation and instructions; and (ii) with respect to the prices and times at which shares are purchased or sold for your account, and the time such purchases or sales are made, including price fluctuation in market value of shares being maintained on your behalf.

Changes to the Plan

While we hope to continue a dividend reinvestment plan indefinitely, we reserve the right to suspend, modify or terminate the Plan at any time. The Plan may be suspended, modified or terminated by the Board of Directors. You will be notified of any such suspension, modification, or termination. We also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility

We reserve the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to safe keep your shares, but will no longer make any stock purchases for your account. The Plan is not for use by institutional investors or financial intermediaries.

Legal Opinion

LeClairRyan, A Professional Corporation, Roanoke, Virginia, has acted as legal counsel in connection with this Plan.

SUMMARY OF PLAN SERVICES AND FEES

Botetourt Bankshares will cover the fees and expenses to operate the Plan. However, there are some proportional brokerage commissions and other fees to be paid directly by the participant.

Initial enrollment	No charge
Dividend reinvestments	No charge
Safekeeping of stock certificates	No charge
Certificate issuance	$10.00
Sale of shares	$15.00 plus actual brokerage commissions incurred
Termination of Plan participation	No charge

From time to time there may be changes in the fee structure. If there are changes to the fee structure, you will be notified in advance of implementation.

The minimum and maximum optional cash investments are as follows:

Minimum quarterly investment	$25.00
Maximum quarterly investment	$5,000.00

FEDERAL INCOME TAX INFORMATION

When your dividends are reinvested to acquire shares of our common stock (including any fractional share), you will be treated as having received a taxable dividend equal to the amount of reinvested dividends. For example, if dividends of $100 are reinvested under the Plan to acquire shares of our common stock with a fair market value of $100, the amount of the taxable dividend will be $100. In addition, when shares are acquired for you under the Plan through open market purchases, you will be treated as having received a dividend in the amount of your allocable portion of any brokerage commissions paid by Botetourt Bankshares. You will receive an annual statement (Form 1099-DIV) from the Plan Administrator indicating the amount of dividend income reported to the Internal Revenue Service.

The initial tax basis of a share you acquire with reinvested dividends will equal the share’s purchase price and, if the share is acquired through an open market purchase, the amount of any brokerage commissions allocable to the share of stock. In most cases we do not expect to incur brokerage commissions, because most current purchases of our common stock are private transactions directly with shareholders.

The holding period for shares acquired through the Plan will begin on the day following the dividend payment date. You will receive a statement detailing year-to-date account activity at the end of any month in which there was activity in your account.

You will not realize any taxable income when you receive a certificate for whole shares credited to your account, either upon your request for certain of those shares or withdrawal from or termination of the Plan.

You are urged to consult with your own tax advisor for more specific information.

ABOUT BOTETOURT BANKSHARES, INC.

We are a single-bank holding company organized under Virginia law and registered under the Bank Holding Company Act of 1956. We are headquartered in Buchanan, Virginia. Botetourt Bankshares is committed to the delivery of financial services through Bank of Botetourt (the “Bank”) and a non-bank financial services affiliate. Our Bank and non-bank financial services affiliate are:

Bank
Bank of Botetourt	Buchanan, Virginia

Financial Services Affiliates
Buchanan Service Corporation (subsidiary of the Bank)	Buchanan, Virginia

The Bank is a full service retail commercial bank offering consumers and businesses banking and related financial services throughout Botetourt County, Roanoke County, Rockbridge County, Franklin County, and adjacent areas of Virginia.

The Bank offers a wide range of banking services including checking and savings accounts, commercial, installment, mortgage and personal loans. Other Bank services include safe deposit boxes, notary public, Medallion signature guarantees, consumer online banking, bill payment and e-statements, cash management services through business online banking, VISA Travel Money cards, wire transfers, direct deposit of payroll and social security checks and automatic drafts for various accounts. We operate proprietary automated teller machines and offer surcharge free ATMs at Sheetz locations and by participating in the No Sur program. We also offer VISA credit and debit card services.

Botetourt Bankshares, Inc.’s principal executive offices are located at 19747 Main Street, Buchanan, Virginia 24066, and our telephone number is (540) 591-5000.

For additional information about Botetourt Bankshares, Inc.’s business, see “Where You Can Find More Information” below.

EXPERTS

The consolidated financial statements of Botetourt Bankshares incorporated in this prospectus by reference to the Botetourt Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2009 have been incorporated in reliance upon the report of Elliott Davis, LLC, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this report may include “forward-looking statements” as defined by federal securities law. These forward-looking statements contain the Company’s expectations, plans, future financial performance, and other statements that are not historical facts. Although the Company believes that its assumptions regarding these forward-looking statements are based on reasonable assumptions, actual results could differ materially. The forward-looking statements involve known and unknown risks including, but not limited to, the following factors:

•	Changes in general local and national economic and business conditions in the Company’s market area, including downturns in certain industries

•	Competitive pressures limiting the ability to continue to attract low cost core deposits to fund asset growth

•	Changes in interest rates and the management of interest rate risk

•	Demand for banking services, both lending and deposit products, in our market area

•	Risks inherent in making loans such as repayment risks and fluctuating collateral values

•	Attraction and retention of key personnel, including the Company’s management team

•	Technology

•	Changes in banking laws and the regulatory climate of the Company

•	Changes in accounting principles, policies, and guidelines

These risks and inherent uncertainties should be considered in evaluating forward-looking statements contained in this report. We caution readers not to place undue reliance of those statements, which are specific as of the date of the report.

WHERE YOU CAN FIND MORE INFORMATION

Botetourt Bankshares files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from document retrieval services and at the SEC’s website at http://www.sec.gov or at Botetourt Bankshares, Inc.’s website at www.bankofbotetourt.com.

We have previously filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus is a part of the registration statement. As permitted by the Securities Act, this prospectus does not contain all the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. Botetourt Bankshares incorporates by reference the documents filed by us with the SEC listed below and any future filings made by us with the SEC prior to the termination of the offering made by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: (i) our Annual Report on Form 10-K for the year ended December 31, 2008; and (ii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address: Botetourt Bankshares, Inc., P. O. Box 339, 19747 Main Street, Buchanan, Virginia 24066, (tele: (540) 591-5000), Attention: Corporate Secretary, or by accessing Botetourt Bankshares, Inc.’s website at www.bankofbotetourt.com.

Prospectus

200,000 Shares

BOTETOURT BANKSHARES

CORPORATION

Common Stock

PROSPECTUS

September 10, 2009

Amendment No. 1 January 10, 2011

Part II — Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

SEC registration fee	$175.77
Printing and engraving expenses	1,000.00
Accounting fees and expenses	1,500.00
Legal fees and expenses	3,000.00
Miscellaneous fees and expenses	1,800.00

Total (Estimated)	$7,475.77

Item 15.	Indemnification of Officers and Directors

The laws of the Commonwealth of Virginia pursuant to which Botetourt Bankshares, Inc. (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement and this list shall also constitute the Exhibit Index.

Exhibit No.	Description of Exhibit

23.1	Consent of Elliott Davis, LLC

24.0	Power of Attorney (included on signature page).

99.0	Botetourt Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan Enrollment Card.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Botetourt, Commonwealth of Virginia on January 10, 2011.

BOTETOURT BANKSHARES, INC.

By:	/s/ H. Watts Steger, III
H. Watts Steger, III
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints H. Watts Steger, III, and Michelle A. Alexander, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ H. Watts Steger, III	Chairman, President and Chief Executive Officer	January 10, 2011
H. Watts Steger, III	(principal executive officer)

/s/ Edgar K. Baker	Director	January 10, 2011
Edgar K. Baker

/s/ G. Lyn Hayth	Secretary and Director	January 10, 2011
G. Lyn Hayth

/s/ Joyce R. Kessinger	Director	January 10, 2011
Joyce R. Kessinger

/s/ Gerald A. Marshall	Director	January 10, 2011
Gerald A. Marshall

/s/ Tommy L. Moore	Director	January 10, 2011
Tommy L. Moore

Signature	Capacity	Date

/s/ D. Bruce Patterson	Director	January 10, 2011
D. Bruce Patterson

/s/ F. Lindsey Stinnett	Director	January 10, 2011
F. Lindsey Stinnett

/s/ John B. Williamson, III	Director	January 10, 2011
John B. Williamson, III

/s/ Michelle A. Alexander	Senior Vice President and Chief Financial Officer	January 10, 2011
Michelle A. Alexander	(principal financial officer)

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